SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006 (April 25, 2006)

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CAPITAL PROPERTIES, INC.

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(Exact name of registrant as specified in its charter)

Rhode Island

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(State or other jurisdiction of incorporation)

0-9380	05-0386287

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(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914

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(Address of principal executive offices)

(401) 435-7171

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(Registrant’s telephone number, including area code)

N/A

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(Former name or former address, if changed since last report)

ITEM 7.01. REGULATION FD DISCLOSURE

At the Annual Meeting of the Shareholders (the “Shareholders”) of Capital Properties, Inc. (the “Company”) held on Tuesday, April 25, 2006, the Company announced that Tri-State Displays, Inc., a wholly-owned subsidiary of the Company (the “Lessor”), entered into an Amended and Restated Agreement of Lease (the “Lease”) on April 19, 2006 with Lamar Central Outdoor, LLC, a Delaware limited liability company (the “Lessee”), pursuant to which the Lessee leases a total of 48 billboard face displays from the Lessor. The terms of the Lease disclosed at the meeting were that (i) the term of the Lease will expire on June 1, 2033, unless extended as provided in the Lease, (ii) base rent will increase annually in fixed increases of 2.75% for each leased billboard location commencing June 1, 2006 and on each June 1 thereafter, and (iii) in addition to base rent, for each 12 month period commencing each June 1, the Lessee must pay to the Lessor, the difference between: (a) 30% of the gross revenues from each standard billboard and 20% of the gross revenues from each electronic billboard for such 12 month period, less commissions paid to third parties; and (b) the base monthly rent for each leased billboard display for such 12 month period.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

99.1 None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

By:	/s/ Barbara J. Dryer
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Barbara J. Dreyer, Treasurer

Date: April 26, 2006